EXHIBIT 99.1

CERTAIN OPERATIONS OF

LATIN AMERICA MONEY SERVICES, LLC

TO BE ACQUIRED BY GLOBAL PAYMENTS INC.

Combined Financial Statements

December 31, 2002 and 2001

(With Independent Auditors’ Report Thereon)

CERTAIN OPERATIONS OF

LATIN AMERICA MONEY SERVICES, LLC

TO BE ACQUIRED BY GLOBAL PAYMENTS INC.

Combined Financial Statements

Independent Auditors’ Report

The Board of Directors and Stockholders

Latin America Money Services, LLC:

We have audited the accompanying combined balance sheets of Certain Operations of Latin America Money Services, LLC as described in note 1 to the combined financial statements (the Acquired Companies) as of December 31, 2002 and 2001, and the related combined statements of operations, changes in business equity and comprehensive income (loss), and cash flows for the years then ended. These combined financial statements are the responsibility of the Acquired Companies’ management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Certain Operations of Latin America Money Services, LLC as of December 31, 2002 and 2001, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in note 2 to the combined financial statements, the Acquired Companies adopted Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, effective January 1, 2002.

Dallas, Texas

May 16, 2003, except as to note 1

    which is as of November 12, 2003

    and note 3 which is as of July 24, 2003

CERTAIN OPERATIONS OF

LATIN AMERICA MONEY SERVICES, LLC

TO BE ACQUIRED BY GLOBAL PAYMENTS INC.

Combined Balance Sheets

December 31, 2002 and 2001

(In thousands of U.S. dollars)

	2002	2001
Assets
Current assets:
Cash and cash equivalents (Note 4)	$12,630	13,221
Accounts receivable	601	1,097
Deferred income taxes (Note 7)	—	92
Income tax receivable	—	159
Other current assets	2,703	1,299

Total current assets	15,934	15,868

Property, furniture, and equipment, net (Notes 5 and 6)	8,951	7,976
Goodwill, net of $2,669 accumulated amortization in 2001 (Notes 2 and 3)	19,873	50,586
Intangible assets, net (Notes 2 and 3)	12,345	—
Other long-term assets	1,857	28

Total assets	$58,960	74,458

Liabilities and Business Equity
Current liabilities:
Outstanding checks not yet cleared bank	$346	1,856
Current portion of bank loans (Note 6)	12,500	5,250
Current portion of notes payable (Note 6)	7	10,007
Income tax payable	511	—
Sundry creditors and other accounts payable	5,566	5,586
Deferred income taxes (Note 7)	361	—

Total current liabilities	19,291	22,699

Deferred income taxes (Note 7)	600	83
Bank loans (Note 6)	3,500	16,000
Notes payable (Note 6)	52	59

	4,152	16,142

Minority interest	3,231	3,661

Total liabilities	26,674	42,502

Business equity:
Business equity	32,252	31,911
Accumulated other comprehensive income	34	45

Total business equity	32,286	31,956

Commitments and contingencies (Note 8)

	$58,960	74,458

See accompanying notes to combined financial statements.

CERTAIN OPERATIONS OF

LATIN AMERICA MONEY SERVICES, LLC

TO BE ACQUIRED BY GLOBAL PAYMENTS INC.

Combined Statements of Operations

Years ended December 31, 2002 and 2001

(In thousands of U.S. dollars)

	2002	2001
Revenues	$68,496	56,771

Operating expenses:
Cost of service	38,374	39,274
Sales, general and administrative	17,810	19,165

Total expenses	56,184	58,439

Operating income (loss)	12,312	(1,668)

Other income (expense):
Other income	1,690	1,231
Interest income	138	284
Interest expense	(1,331)	(3,253)
Loss on the sale of subsidiary shares (Note 3)	(7,217)	—
Minority interest in earnings	(1,079)	(338)

Income (loss) before income taxes	4,513	(3,744)

Income taxes (Note 7)	4,172	400

Net income (loss)	$341	(4,144)

See accompanying notes to combined financial statements.

CERTAIN OPERATIONS OF

LATIN AMERICA MONEY SERVICES, LLC

TO BE ACQUIRED BY GLOBAL PAYMENTS INC.

Combined Statements of Changes in Business Equity and Comprehensive Income (Loss)

Years ended December 31, 2002 and 2001

(In thousands of U.S. dollars)

	Business equity	Accumulated other comprehensive income	Total business equity
Balances at December 31, 2000	$22,153	—	22,153
Net loss	(4,144)	—	(4,144)
Currency translation adjustment	—	45	45

Comprehensive loss			(4,099)

Dividend received from operations not acquired	2,194	—	2,194
Capital contribution	11,708	—	11,708

Balances at December 31, 2001	31,911	45	31,956
Net income	341	—	341
Currency translation adjustment	—	(11)	(11)

Comprehensive income			330

Balances at December 31, 2002	$32,252	34	32,286

See accompanying notes to combined financial statements.

CERTAIN OPERATIONS OF

LATIN AMERICA MONEY SERVICES, LLC

TO BE ACQUIRED BY GLOBAL PAYMENTS INC.

Combined Statements of Cash Flows

Years ended December 31, 2002 and 2001

(In thousands of U.S. dollars)

	2002	2001
Cash flows from operating activities:
Net income (loss)	$341	(4,144)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,790	1,642
Deferred income taxes	952	9
Loss on disposal of property, furniture, and equipment	84	309
Loss on sale of subsidiary shares (Note 3)	7,217	—
Amortization of goodwill	—	2,130
Amortization of intangibles	1,164	—
Minority interest	1,079	338
Accounts receivable	496	786
Other assets	(3,233)	(630)
Income tax payable/receivable	670	45
Sundry creditors and other accounts payable	(5)	111

Net cash provided by operating activities	10,555	596

Cash flows from financing activities:
Capital contribution	—	11,708
Bank and other loans	(5,250)	(11,154)
Notes payable	(10,007)	6,349
Net change in outstanding checks not yet cleared the bank	(1,510)	(3,645)
Dividend received from operations not acquired	—	2,194
Redemption of subsidiary common stock (Note 3)	(1,020)	—
Proceeds from issuance of subsidiary common stock (Note 3)	5,500	—
Proceeds from the sale of subsidiary common stock (Note 3)	4,000	—

Net cash (used in) provided by financing activities	(8,287)	5,452

Cash flows from investing activities:
Acquisition of property, furniture, and equipment	(2,848)	(3,514)

Net cash used in investing activities	(2,848)	(3,514)

Effect of currency translation adjustment	(11)	45

Increase (decrease) in cash and cash equivalents	(591)	2,579

Cash and cash equivalents, beginning of year	13,221	10,642

Cash and cash equivalents, end of year	$12,630	13,221

Cash paid for:
Interest	$1,331	2,516
Income taxes	3,357	384

Noncash investing activities (Note 3):
Reallocation of goodwill in acquisition	$(22,621)	—
Intangible assets acquired in acquisition	18,986	—
Acquisition of minority interest	3,635	—

See accompanying notes to combined financial statements.

CERTAIN OPERATIONS OF

LATIN AMERICA MONEY SERVICES, LLC

TO BE ACQUIRED BY GLOBAL PAYMENTS INC.

Notes to Combined Financial Statements

December 31, 2002 and 2001

(In thousands of U.S. dollars, except share data)

(1)	Basis of Presentation

On November 12, 2003, Global Payments, Inc., or Global Payments, completed the acquisition of Latin America Money Services, LLC, or LAMS, a Delaware limited liability company which directly owned a majority of the outstanding equity interests in DolEx Dollar Express, Inc. (see note 3), a Texas corporation, or DolEx, and indirectly owned a majority of the outstanding equity interests in DolEx Envios, S.A. de C.V., a Mexican subsidiary of DolEx, or DolEx Envios. The transaction was structured as a merger of GP Ventures (Texas), Inc., a Delaware corporation and wholly-owned subsidiary of Global Payments, into LAMS, with LAMS remaining as the surviving entity in the merger. Global Payments also acquired the remaining equity interest in DolEx that were not already owned by LAMS from the DolEx Class B shareholders. As a result of the transaction, LAMS is now a wholly-owned subsidiary of Global Payments, DolEx is a wholly-owned subsidiary of LAMS and DolEx Envios is a majority-owned subsidiary of DolEx because one share of DolEx Envios is owned by GP Finance, Inc., a wholly-owned subsidiary of Global Payments. The acquired operations are collectively referred to as the Acquired Companies.

The accompanying combined financial statements include the combined assets and liabilities and the related operations of the Acquired Companies. This presentation represents the companies to be acquired by Global, and therefore excludes the assets, liabilities, and business equity of the subsidiaries of the Acquired Companies not being acquired. Accordingly, the accompanying combined financial statements also exclude the results of operations for those entities. All significant intercompany accounts and transactions of the Acquired Companies have been eliminated. These financial statements have been presented on the historical cost basis in accordance with accounting principles generally accepted in the United States of America. No adjustments have been made to reflect any effects of the Global purchase discussed above. Accordingly, these combined financial statements are not necessarily indicative of the results of the Acquired Companies which would have occurred or which will occur in the future, had the effects of the purchase been reflected.

The exclusion of the assets, liabilities, and business equity of the subsidiaries of the Acquired Companies not being acquired resulted in a negative working capital at December 31, 2002 and 2001.

(2)	Summary of Significant Accounting Policies

(a)	Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and in local and foreign banks.

(b)	Property, Furniture, and Equipment

Property, furniture, and equipment, are recorded at cost less accumulated depreciation. During 2002, DolEx changed the amortization for leasehold improvements to the lesser of the useful lives or the life of the lease resulting in an increase in depreciation of approximately $242 in 2002. Depreciation expense is computed using the straight-line method over the estimated useful lives of the related assets or the life of the lease, if shorter. During 2002, DolEx changed the estimated useful lives of

F-7	(Continued)

CERTAIN OPERATIONS OF

LATIN AMERICA MONEY SERVICES, LLC

TO BE ACQUIRED BY GLOBAL PAYMENTS INC.

Notes to Combined Financial Statements

December 31, 2002 and 2001

(In thousands of U.S. dollars, except share data)

computer equipment from three years to five years. Recoverability of furniture, fixtures, and equipment is periodically evaluated by assessing whether the net book value can be recovered over its remaining life through undiscounted cash flows generated by the asset. No such impairment was recorded in 2002 or 2001.

During 2002, DolEx capitalized approximately $432 of costs related to internally developed software in accordance with Statement of Position 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. Costs prior to 2002 were not capitalized due to the lack of documentation. Additionally, DolEx purchased externally developed software in 2002 for approximately $547. Depreciation expense for software is computed using the straight-line method over five years.

(c)	Leases

During 2002 and 2001, the Acquired Companies capitalized approximately $1,800 and $119, respectively, of costs related to amounts paid to assume lease obligations from third parties and costs paid to renew current leases. Costs related to the purchase of lease obligations and renewal costs paid upfront are capitalized and expensed over the terms of the leases and are included in other current and other long-term assets in the accompanying combined balance sheets.

(d)	Advertising Expense

Cost of advertising is expensed as incurred. In 2002, the Acquired Companies ran an advertising campaign, whose expense did not qualify for direct response advertising since the Acquired Companies were unable to link the specific advertising spots with a log of customers that specifically responded to each one of the various advertising means. The Acquired Companies incurred approximately $1,523 and $726 in advertising expense during 2002 and 2001, respectively.

(e)	Goodwill and Intangible Assets

Goodwill represents the excess cost over fair value of net assets acquired, and for the periods prior to December 31, 2001, was being amortized on a straight-line basis over a 25-year period. For periods beginning on January 1, 2002, goodwill is no longer being amortized, but instead is tested for impairment at least annually.

In June 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets. SFAS No. 142 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead tested for impairment at least annually in accordance with the provisions of SFAS No. 142. SFAS No. 142 also requires that intangible assets with definite useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, or SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, upon adoption.

F-8	(Continued)

CERTAIN OPERATIONS OF

LATIN AMERICA MONEY SERVICES, LLC

TO BE ACQUIRED BY GLOBAL PAYMENTS INC.

Notes to Combined Financial Statements

December 31, 2002 and 2001

(In thousands of U.S. dollars, except share data)

The Acquired Companies adopted the provisions of SFAS No. 142 on January 1, 2002. As of the date of adoption, the Acquired Companies had unamortized goodwill in the amount of approximately $50,586, which was subject to the transition provisions of SFAS No. 142 (see note 3). Amortization expense related to goodwill was $2,130 for the year ended December 31, 2001. The following reconciles 2002 and 2001 net income (loss) to 2002 and 2001 adjusted net income (loss), assuming the provisions of SFAS No. 142 were in effect for both 2002 and 2001 (in thousands):

	2002	2001
Net income (loss)	$341	(4,144)
Add back: goodwill amortization	—	2,130

Adjusted net income (loss)	$341	(2,014)

The Acquired Companies recognized no transitional impairment losses on the date of adoption. Further, the Acquired Companies recognized no impairment losses as a result of the annual impairment testing for the year ended December 31, 2002.

Intangible assets are as follows at December 31, 2002 (note 3):

	Gross carrying amount	Average amortization period	Accumulated amortization
Amortization intangible assets:
Customer base	$1,418	3 years	$642
Computer software	608	5 years	107
Operating leases	2,371	5 years	415

Total	4,397		$1,164

Nonamortizing intangible assets:
Trademark	9,068
State licenses	44

Total intangible assets	$13,509

Aggregate amortization expense for amortizing intangible assets for the year ended December 31, 2002 was approximately $1,164. Estimated amortization expense for the next five years is approximately $973 in 2003, $765 in 2004, $671 in 2005, $630 in 2006, and $90 in 2007.

F-9	(Continued)

CERTAIN OPERATIONS OF

LATIN AMERICA MONEY SERVICES, LLC

TO BE ACQUIRED BY GLOBAL PAYMENTS INC.

Notes to Combined Financial Statements

December 31, 2002 and 2001

(In thousands of U.S. dollars, except share data)

(f)	Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date.

(g)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(h)	Revenue Recognition

Customers are charged fees based on the nature and amount of the transactions performed by the Acquired Companies on the customers’ behalf. Such fees are recognized as revenue when received. Customers are quoted an exchange rate for each money transfer request. The Acquired Companies purchase local currencies at the best available rate, which generally results in a currency exchange gain. Currency exchange gains or losses are recognized when customers’ requests are settled.

Commissions are paid to agents based on the nature and amount of the transactions performed for the Acquired Companies by the agents. Such commissions are recognized as expense when incurred and are included in cost of service in the combined statements of operations.

(i)	Contingencies

Liabilities for loss contingencies, including those arising from claims, assessments, litigation, fines, and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment and/or redemption can be reasonably estimated. No such amounts were recorded at December 31, 2002 and 2001.

F-10	(Continued)

CERTAIN OPERATIONS OF

LATIN AMERICA MONEY SERVICES, LLC

TO BE ACQUIRED BY GLOBAL PAYMENTS INC.

Notes to Combined Financial Statements

December 31, 2002 and 2001

(In thousands of U.S. dollars, except share data)

(j)	Foreign Currency Translation

The functional currency of the Acquired Companies’ operations in Mexico is the Mexican peso. The translation of Mexican peso amounts into U.S. dollars is performed for the balance sheet accounts using current exchange rates in effect at the balance sheet date, except for equity accounts, which are translated at historical exchange rates. Income and expense accounts are translated using average exchange rates during each reporting period. The gains or losses resulting from such translation are included in business equity as a component of accumulated other comprehensive income.

(k)	Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, Disclosures About Fair Value of Financial Instruments (Statement 107), requires the Acquired Companies to disclose estimated fair values for their financial instruments. Fair value estimates, methods, and assumptions at December 31, 2002 and 2001 are described below for the Acquired Companies’ financial instruments.

Cash and cash equivalents, accounts receivable, income tax receivable, outstanding checks not yet cleared bank, income tax payable, and sundry creditors and other payable accounts. The carrying amounts reported in the combined balance sheets approximate their fair values because of the short maturity of these financial instruments.

Bank loans and notes payable. The carrying amounts reported in the combined balance sheets for notes payable approximate their fair values because of the short maturity of these financial instruments. The fair value of bank loans approximate carrying value due to the short maturity and variable interest rate paid on the bank loans.

(3)	Acquisitions and Goodwill

In September 2000, LAMS acquired a 51% interest in DolEx. At the time of the purchase, LAMS also entered into an option agreement with the minority shareholders that provided LAMS the ability to increase its ownership at nominal consideration should DolEx not achieve specified earning targets in years 1 and 2 following the acquisition. During 2002, it did not appear to LAMS that DolEx was going to meet the contractually specified earnings targets, which were also not satisfied for the period ended September 30, 2001. LAMS and the minority shareholders negotiated a revision to the original purchase and option agreement and a restructure of DolEx effective February 15, 2002. On the date LAMS renegotiated the option agreement, it was expected LAMS would have earned the right to exercise control of 100% of DolEx on September 30, 2002, the date specified in the original contract. The restructure provided for the redemption of 100% of the common shares owned by the minority shareholders in DolEx for $1,020, the sale of 61,569 shares of DolEx owned by LAMS for $4,000 to the minority shareholders, the issuance and sale of 84,756 of new DolEx common shares to the minority shareholders for $5,500, and an option for the minority shareholders to purchase up to 250,696 of additional DolEx common shares

F-11	(Continued)

CERTAIN OPERATIONS OF

LATIN AMERICA MONEY SERVICES, LLC

TO BE ACQUIRED BY GLOBAL PAYMENTS INC.

Notes to Combined Financial Statements

December 31, 2002 and 2001

(In thousands of U.S. dollars, except share data)

contingent upon specified DolEx earning targets for the year ended December 31, 2002. This renegotiated contract sold 13% of DolEx to the minority shareholders at February 15, 2002 for a net purchase price of $8,480 and included an option for a 15.85% reduction in ownership interest based upon future earnings forecasts that were reasonably likely to be achieved at nominal consideration (i.e., 1 cent per share).

As it was expected, based upon the earnings targets specified in the original purchase and option agreement, LAMS would earn the right to acquire 100% of DolEx for nominal additional consideration and the transaction to sell 28.85% of DolEx to the minority shareholders through the newly issued reorganization and option agreement, resulting in a step acquisition and reorganization which was accounted for as one transaction. This transaction resulted in the increase in LAMS’ ownership from 51% to 71.15% at February 15, 2002. LAMS has recorded a loss of $7,217 at February 15, 2002 for the 28.85% ownership sold to minority shareholders for net consideration of $8,480.

Goodwill relating to the DolEx acquisition was approximately $50,586 at December 31, 2001. As a result of the step acquisition from 51% to 100%, goodwill was reallocated as no additional consideration was paid for the net assets acquired, resulting in an increase in investment in subsidiary through the acquisition of minority interest of approximately $3,635, an increase in intangible assets of approximately $18,986, and a reduction in goodwill of $22,621.

In connection with the sale of the 28.85% interest to the minority shareholders for $8,480 in cash, LAMS has reflected a decrease in investment is subsidiary of approximately $2,162, intangible assets of approximately $5,477, and goodwill of approximately $8,058, and recognized a loss on the sale of subsidiary shares of $7,217 at February 15, 2002.

The intangible assets acquired in the step acquisition, net of the reduction from the sale of shares, include computer software of approximately $608 with a five-year average useful life, operating leases of approximately $2,371 with a five-year average useful life, and customer base of approximately $1,418 with a three-year average useful life, and will be amortized over the estimated percentage of decline in the future income generated by the customers, registered trademark of approximately $9,068 that is not subject to amortization, and state licenses of approximately $44 that are not subject to amortization.

Effective July 24, 2003, the shareholders of LAMS and the minority shareholders of DolEx have come to an agreement on the total number of shares exercisable under the option agreement to be 164,779.

F-12	(Continued)

CERTAIN OPERATIONS OF

LATIN AMERICA MONEY SERVICES, LLC

TO BE ACQUIRED BY GLOBAL PAYMENTS INC.

Notes to Combined Financial Statements

December 31, 2002 and 2001

(In thousands of U.S. dollars, except share data)

(4)	Cash and Cash Equivalents

Cash and cash equivalents as of December 31, 2002 and 2001 consist of:

	2002	2001
Cash on hand	$10,629	11,896
Foreign currencies	786	1,141
Foreign and national banks	1,215	184

	$12,630	13,221

(5)	Property, Furniture, and Equipment

As of December 31, 2002 and 2001, property, furniture, and equipment are analyzed as follows:

	December 31		Estimated useful life (in years)
	2002	2001
Land	$174	174
Building	735	735	20
Booths	3,374	2,982	7
Furniture and office equipment	2,865	2,142	3-12
Computer equipment	3,214	2,383	3-7
Software	979	—	5
Transportation equipment	722	688	5-10
Leasehold improvements	1,456	1,813	Lesser of useful life or lease term

	13,519	10,917

Less accumulated depreciation	4,568	2,941

	$8,951	7,976

(6)	Bank Loans and Notes Payable

Effective June 24, 1999, the Acquired Companies entered into an $80 note payable agreement. Proceeds of the note were used to purchase a new location in Georgia. Principal and interest on the outstanding note is payable in monthly installments of approximately $1. The interest rate is 8.5% and the note is payable in full on May 24, 2009. The note is collateralized by certain land and buildings. The outstanding balance at December 31, 2002 and 2001 is $59 and $65, respectively.

F-13	(Continued)

CERTAIN OPERATIONS OF

LATIN AMERICA MONEY SERVICES, LLC

TO BE ACQUIRED BY GLOBAL PAYMENTS INC.

Notes to Combined Financial Statements

December 31, 2002 and 2001

(In thousands of U.S. dollars, except share data)

The aggregate maturities of these notes payable subsequent to December 31, 2002 are as follows:

Year ending December 31:
2003	$7
2004	8
2005	9
2006	9
2007 and thereafter	26

In February 2001, due to the expansion of operations in 2000 and increased working capital needs, the Acquired Companies, through DolEx, borrowed $10,000 from certain DolEx shareholders under unsecured promissory notes. The interest rate was 7.5% and the original notes matured on March 15, 2001. The notes were extended under the same terms on a month-to-month basis through February 2002. The balance of these notes was $10,007 as of December 31, 2001. As part of the restructure discussed in note 3, the notes payable to shareholders were paid off. Interest expense paid to related parties was approximately $115 and $698 for the years ended December 31, 2002 and 2001, respectively.

On September 29, 2000, the Acquired Companies entered into a $30,000 bank loan bearing interest at LIBOR plus a margin of 4% during 2001 and a margin of 3.5% during 2002. The bank loan matures on March 31, 2004, of which $16,000 and $21,250 were outstanding as of December 31, 2002 and 2001, respectively. Future principal payments are $12,500 due in 2003 and $3,500 due in 2004.

(7)	Income Taxes

For the years ended December 31, 2002 and 2001, the Acquired Companies’ provision for income taxes consists of the following:

	2002	2001
Current income tax:
United States income tax	$3,220	391
Deferred income tax:
United States	952	9

	$4,172	400

Income tax expense differs from the amount of tax expense determined by applying the applicable statutory rate of 34% in the United States to pretax earnings/(losses) primarily due to the effect of nondeductible expenses, state income taxes in the United States, amortization of intangible assets and goodwill, loss on sale of subsidiary shares, and changes in the valuation allowance.

F-14	(Continued)

CERTAIN OPERATIONS OF

LATIN AMERICA MONEY SERVICES, LLC

TO BE ACQUIRED BY GLOBAL PAYMENTS INC.

Notes to Combined Financial Statements

December 31, 2002 and 2001

(In thousands of U.S. dollars, except share data)

As of December 31, 2002 and 2001, deferred income taxes were recognized on the following temporary differences:

	2002	2001
Deferred tax assets (liabilities):
Net operating loss carryforwards for U.S. federal tax	$—	1,038
Deferred loan fees	104	243
Accrued liabilities	—	92
Capitalized software costs	(147)	—
Prepaid expenses	(465)	—
Property, furniture, and equipment	(453)	(83)

Net deferred income taxes	(961)	1,290

Less valuation allowance	—	(1,281)

Net deferred income taxes	$(961)	9

The valuation allowance for deferred tax assets as of December 31, 2001 was $(1,281). The valuation allowance related to net operating loss carryforwards for U.S. federal tax and deferred loan fees, at December 31, 2001. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.

(8)	Commitments, Contingencies and Concentrations

The Acquired Companies are involved in various claims and legal actions arising in the ordinary course of business. In the opinion of the Acquired Companies’ management, the ultimate outcome of these matters will not have a material adverse effect on the Acquired Companies’ combined financial position or results of operations.

The Acquired Companies are a party to transactions with off-balance-sheet risk in the normal course of business. These transactions related primarily to currency exchange transactions required in order to complete customers’ money transfer requests and associated exchange rate fluctuations. In addition, the Acquired Companies are exposed to credit risk associated with transactions completed by agents. In order to mitigate its credit risk, the Acquired Companies evaluate each agent’s credit worthiness on a case-by-case basis.

F-15	(Continued)

CERTAIN OPERATIONS OF

LATIN AMERICA MONEY SERVICES, LLC

TO BE ACQUIRED BY GLOBAL PAYMENTS INC.

Notes to Combined Financial Statements

December 31, 2002 and 2001

(In thousands of U.S. dollars, except share data)

The Acquired Companies’ business is concentrated mainly with customers in the United States who are immigrants from Mexico. If the Acquired Companies’ reputation and volume of business with this segment of the population were compromised, the Acquired Companies’ money transfer transaction volume and its profitability would be negatively affected. In addition, the Acquired Companies are subject to regulation by certain authorities in the states which they operate. Failure to comply with federal and state regulations would negatively affect the Acquired Companies.

The Acquired Companies lease office space under noncancelable operating leases. Certain of these leases contain escalation clauses providing for increases in rent, taxes, and other operating expenses. Rental expense amounted to $6,403 and $5,962 for 2002 and 2001, respectively.

As of December 31, 2002, the Acquired Companies were committed under operating leases, with varying renewal options, having initial or remaining noncancelable lease terms expiring on various dates through 2009. Future minimum lease payments under noncancelable operating are as follows:

Year ending December 31:
2003	$4,672
2004	2,714
2005	1,713
2006	1,106
2007	455
Thereafter	154

$10,814

(9)	Related Party Transactions

Related party transactions with wholly owned subsidiaries’ operations not acquired for the years ended December 31, 2002 and 2001 are as follows:

	2002	2001
Transactions:
Management fees (sales, general and administrative)	$60	60
Commissions (cost of service)	84	385
Management fees (other income)	462	385
Settlement fees (revenues)	381	137
Rent (other income)	12	16

F-16	(Continued)

CERTAIN OPERATIONS OF

LATIN AMERICA MONEY SERVICES, LLC

TO BE ACQUIRED BY GLOBAL PAYMENTS INC.

Notes to Combined Financial Statements

December 31, 2002 and 2001

(In thousands of U.S. dollars, except share data)

(10)	Quarterly Financial Information (Unaudited)

Following is a summary of the unaudited quarterly results of operations for the years ended December 31, 2002 and 2001:

	March 31,	June 30,	September 30,	December 31,
2002:
Revenues	$13,307	18,588	19,139	17,462
Operating income (loss)	(141)	2,911	5,595	3,947
Net income (loss)	(7,125)	1,526	3,346	2,594

2001:
Revenues	12,818	14,163	14,928	14,862
Operating income (loss)	(266)	(235)	(4)	(1,163)
Net income (loss)	(1,120)	(1,013)	(892)	(1,119)